          Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement (Form N-1A)
(No. 2-80731) of Lincoln National Special Opportunities Fund, Inc. of our report dated February 5, 2001, included in the 2000 Annual Report to shareholders.

                                          /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
March 29, 2001